       As filed with Securities and Exchange Commission on April 19, 2004



                                                             FILE NO. 333-108415
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1


                     TO FORM S-3 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
             (Exact Name of Registrant as specified in its Charter)

New York                                6311                        06-0992729
(State or other                 (Primary Standard               I.R.S. Employer
jurisdiction of         Industrial Classification Number)     Identification No.
incorporation or
organization)
                           733 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 551-5440
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)

                            CHRISTINE A. NIXON, ESQ.
                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                       c/o AIG RETIREMENT SERVICES, INC.
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)
               --------------------------------------------------

      Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

              ----------------------------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.


      Registrant is filing this Post-Effective Amendment No. 1 to make certain changes to the Registration Statement. Pursuant to oral permission to do so provided by Assistant Director William Kotapish to AIG SunAmerica Life Assurance Company, an affiliate of the Registrant, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Post-Effective Amendment No. 1 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                             [POLARIS CHOICE LOGO]

                                   PROSPECTUS

                                  MAY 3, 2004



Please read this prospectus            FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
carefully before investing and             issued by
keep it for future reference.          FIRST SUNAMERICA LIFE INSURANCE COMPANY
It contains important                      in connection with
information about the Polaris          FS VARIABLE SEPARATE ACCOUNT
Choice Variable Annuity.               The annuity has several investment choices - Variable Portfolios listed below and available fixed account options. The Variable Portfolios are part of the
To learn more about the                Anchor Series Trust ("AST"), SunAmerica Series Trust ("SAST"), American Funds
annuity offered by this                Insurance Series ("AFIS"), Lord Abbett Series Fund, Inc. ("LASF"), Nations
prospectus, you can obtain a           Separate Account Trust ("NSAT") and Van Kampen Life Investment Trust ("VKT").
copy of the Statement of
Additional Information ("SAI")         STOCKS:
dated May 3, 2004. The SAI has             MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
been filed with the Securities               - Aggressive Growth Portfolio                                         SAST
and Exchange Commission                      - Blue Chip Growth Portfolio                                          SAST
("SEC") and is incorporated by               - "Dogs" of Wall Street Portfolio*                                    SAST
reference into this                          - Growth Opportunities Portfolio                                      SAST
prospectus. The Table of                   MANAGED BY ALLIANCEBERNSTEIN
Contents of the SAI appears on               - Small & Mid Cap Value Portfolio                                     SAST
page 26 of this prospectus.                MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
For a free copy of the SAI,                  - Alliance Growth Portfolio                                           SAST
call us at (800) 99NY-SUN or                 - Global Equities Portfolio                                           SAST
write to us at our Annuity                   - Growth-Income Portfolio                                             SAST
Service Center, P.O. Box                   MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
54299, Los Angeles, California               - American Funds Global Growth Portfolio                              AFIS
90054-0299.                                  - American Funds Growth Portfolio                                     AFIS
                                             - American Funds Growth-Income Portfolio                              AFIS
In addition, the SEC maintains             MANAGED BY DAVIS ADVISORS
a Website (http://www.sec.gov)               - Davis Venture Value Portfolio                                       SAST
that contains the SAI,                       - Real Estate Portfolio                                               SAST
materials incorporated by                  MANAGED BY FEDERATED EQUITY MANAGEMENT COMPANY
reference and other                          - Federated American Leaders Portfolio*                               SAST
information filed                          MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT, L.P.
electronically with the SEC by               - Goldman Sachs Research Portfolio                                    SAST
First SunAmerica Life                      MANAGED BY LORD, ABBETT & CO.
Insurance Company ("First                    - Lord Abbett Series Fund Growth and Income Portfolio                 LASF
SunAmerica").                              MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
                                             - Nations Marsico Focused Equities Portfolio                          NSAT
ANNUITIES INVOLVE RISKS,                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
INCLUDING POSSIBLE LOSS OF                   - MFS Massachusetts Investors Trust Portfolio                         SAST
PRINCIPAL, AND ARE NOT A                     - MFS Mid-Cap Growth Portfolio                                        SAST
DEPOSIT OR OBLIGATION OF, OR               MANAGED BY PUTNAM INVESTMENT MANAGEMENT LLC
GUARANTEED OR ENDORSED BY, ANY               - Emerging Markets Portfolio                                          SAST
BANK. THEY ARE NOT FEDERALLY                 - International Growth & Income Portfolio                             SAST
INSURED BY THE FEDERAL DEPOSIT               - Putnam Growth: Voyager Portfolio                                    SAST
INSURANCE CORPORATION, THE                 MANAGED BY TEMPLETON INVESTMENT COUNSEL, LLC
FEDERAL RESERVE BOARD OR ANY                 - Foreign Value Portfolio                                             SAST
OTHER AGENCY.                              MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT
                                             - International Diversified Equities Portfolio                        SAST
                                             - Technology Portfolio                                                SAST
                                             - Van Kampen LIT Comstock Portfolio*                                   VKT
                                             - Van Kampen LIT Emerging Growth Portfolio                             VKT
                                             - Van Kampen LIT Growth and Income Portfolio                           VKT
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                             - Capital Appreciation Portfolio                                       AST
                                             - Growth Portfolio                                                     AST
                                             - Natural Resources Portfolio                                          AST
                                       BALANCED:
                                           MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                             - SunAmerica Balanced Portfolio                                       SAST
                                           MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                             - MFS Total Return Portfolio                                          SAST
                                           MANAGED BY WM ADVISORS, INC.
                                             - Asset Allocation Portfolio                                           AST
                                       BONDS:
                                           MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                             - High-Yield Bond Portfolio                                           SAST
                                           MANAGED BY FEDERATED INVESTMENT MANAGEMENT COMPANY
                                             - Corporate Bond Portfolio                                            SAST
                                           MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                             - Global Bond Portfolio                                               SAST
                                           MANAGED BY MACKAY SHIELDS LLC
                                             - Nations High Yield Bond Portfolio                                   NSAT
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                             - Government & Quality Bond Portfolio                                  AST
                                       CASH:
                                           MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                             - Cash Management Portfolio                                           SAST
                                       * "Dogs of Wall Street" Portfolio is an equity fund seeking total return;
                                       Federated American Leaders Portfolio is an equity fund seeking growth of capital and income; and Van Kampen LIT Comstock Portfolio is an equity fund, seeking capital growth and income.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------


First SunAmerica's Annual Report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q, file no. 033-81474, is incorporated herein by reference.


All documents or reports filed by First SunAmerica under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

First SunAmerica files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000926897.

First SunAmerica is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10279

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, First SunAmerica and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by First SunAmerica.

First SunAmerica will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to First SunAmerica's Annuity Service Center, as follows:
       First SunAmerica Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 99NY-SUN

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to First SunAmerica's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for First SunAmerica's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of First SunAmerica in connection with the securities registered under this prospectus, First SunAmerica will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. First SunAmerica will be governed by final judgment of the issue. However, if in the opinion of First SunAmerica's counsel, this issue has been determined by controlling precedent, First SunAmerica will not submit the issue to a court for determination.

 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
                            TABLE OF CONTENTS
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
    INDEMNIFICATION................................................     2
 GLOSSARY..........................................................     3
 HIGHLIGHTS........................................................     4
 FEE TABLES........................................................     5
       Owner Transaction Expenses..................................     5
       Annual Contract Maintenance Fee.............................     5
       Annual Separate Account Expenses............................     5
       Optional Enhanced Death Benefit Fee.........................     5
       Additional Optional Feature Fees............................     5
           Optional Capital Protector Fee..........................     5
       Portfolio Expenses..........................................     5
 EXAMPLES..........................................................     6
 THE POLARIS CHOICE VARIABLE ANNUITY...............................     7
 PURCHASING A POLARIS CHOICE VARIABLE ANNUITY......................     7
       Allocation of Purchase Payments.............................     8
       Accumulation Units..........................................     8
       Free Look...................................................     8
       Exchange Offers.............................................     8
 INVESTMENT OPTIONS................................................     9
       Variable Portfolios.........................................     9
           Anchor Series Trust.....................................     9
           SunAmerica Series Trust.................................     9
           American Funds Insurance Series.........................     9
           Lord Abbett Series Fund, Inc............................     9
           Nations Separate Account Trust..........................     9
           Van Kampen Life Investment Trust........................     9
       Fixed Account Options.......................................    10
       Dollar Cost Averaging Fixed Accounts........................    11
       Asset Allocation Program....................................    11
       Transfers During the Accumulation Phase.....................    12
       Dollar Cost Averaging.......................................    13
       Asset Allocation Rebalancing Program........................    13
       Fixed and Variable Allocation Strategy......................    13
       Voting Rights...............................................    13
       Substitution................................................    14
 ACCESS TO YOUR MONEY..............................................    14
       Systematic Withdrawal Program...............................    15
       Minimum Contract Value......................................    15
       Qualified Contract Owners...................................    15
 OPTIONAL LIVING BENEFITS..........................................    15
       Capital Protector...........................................    15
 DEATH BENEFITS....................................................    16
       Standard Death Benefit......................................    18
       Optional Enhanced Death Benefit.............................    18
       Maximum Anniversary Value Option............................    18
       Spousal Continuation........................................    18
 EXPENSES..........................................................    19
       Separate Account Charges....................................    19
       Withdrawal Charges..........................................    19
       Investment Charges..........................................    19
       Contract Maintenance Fee....................................    20
       Transfer Fee................................................    20
       Optional Enhanced Death Benefit Fee.........................    20
       Income Taxes................................................    20
       Reduction or Elimination of Charges and Expenses, and
       Additional
           Amounts Credited........................................    20
 INCOME OPTIONS....................................................    20
       Annuity Date................................................    20
       Income Options..............................................    20
       Fixed or Variable Income Payments...........................    21
       Income Payments.............................................    21
       Transfers During the Income Phase...........................    22
       Deferment of Payments.......................................    22
 TAXES.............................................................    22
       Annuity Contracts in General................................    22
       Tax Treatment of Distributions - Non-Qualified Contracts....    22
       Tax Treatment of Distributions - Qualified Contracts........    22
       Minimum Distributions.......................................    23
       Tax Treatment of Death Benefits.............................    23
       Contracts Owned by a Trust or Corporation...................    24
       Gifts, Pledges and/or Assignments of a Non-Qualified
       Contract....................................................    24
       Diversification and Investor Control........................    24
 PERFORMANCE.......................................................    24
 OTHER INFORMATION.................................................    25
       First SunAmerica............................................    25
       The Separate Account........................................    25
       The General Account.........................................    25
       Distribution of the Contract................................
       Administration..............................................    26
       Legal Proceedings...........................................    26
       Ownership...................................................    26
       Independent Accountants.....................................    26
       Registration Statement......................................    26
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
    INFORMATION....................................................    26
 APPENDIX A - CONDENSED FINANCIALS.................................   A-1
 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................   B-1
 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION........
                                                                      C-1

 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
                                 GLOSSARY
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - First SunAmerica Life Insurance Company, First SunAmerica, we,
 us, our, the insurer which issues this contract. Only "First SunAmerica"
 is a capitalized term in the prospectus.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 LATEST ANNUITY DATE - Your 90th birthday or 10th contract anniversary, whichever is later.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust, the SunAmerica Series Trust,
 American Funds Insurance Series, the Lord Abbett Series Fund, Inc.,
 Nations Separate Account Trust and Van Kampen Life Investment Trust
 collectively.
 VARIABLE PORTFOLIO(S) - A sub-account of FS Variable Separate Account which provides for the variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investment portfolios of the American
 Funds Insurance Series, the Anchor Series Trust, the SunAmerica Series
 Trust, Lord Abbett Series Fund, Inc., the Nations Separate Account Trust
 or the Van Kampen Life Investment Trust, as applicable. The underlying investment portfolios may be referred to as "Underlying Funds."

----------------------------------------------------------------
----------------------------------------------------------------

                                   HIGHLIGHTS

----------------------------------------------------------------
----------------------------------------------------------------
The Polaris Choice Variable Annuity is a contract between you and First SunAmerica Life Insurance Company ("First SunAmerica"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.


FREE LOOK: You may cancel your contract within 10 days after receiving it (more time is allowed for replacement contracts). You will receive whatever your contract is worth on the day that we receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS CHOICE VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $30 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct separate account charges which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for those features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS CHOICE VARIABLE ANNUITY and EXPENSES in the prospectus.


ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also choose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.


INQUIRIES: If you have questions about your contract call your financial representative or contact us at First SunAmerica Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 99NY-SUN



FIRST SUNAMERICA OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE
                        DIVERSE NEEDS OF OUR INVESTORS.


 EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT
                          FEES, CHARGES AND EXPENSES.


WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO
                                MEET YOUR NEEDS


 YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT
                          AND THE RELATED FEES PROVIDE


THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS
                                     GOALS.


  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT.
MAXIMUM OWNER TRANSACTION EXPENSES
MAXIMUM WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH
PURCHASE PAYMENT)(1)............................................................
                                                             7%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, the fee is $25
                        per transfer

  THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING THE UNDERLYING FUND FEES AND EXPENSES WHICH ARE OUTLINED IN THE NEXT SECTION.

  CONTRACT MAINTENANCE FEE
        $30 each year (waived if contract value is $50,000 or more)

  SEPARATE ACCOUNT ANNUAL EXPENSES
 (DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

    Separate Account Expenses.............................  1.52 %
    Optional Enhanced Death Benefit Fee(2)................  0.20 %
                                                            -----
      TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES..............  1.72 %
                                                            =====


  ADDITIONAL OPTIONAL FEATURE FEE



    You may elect the following optional Capital Protector feature described below.



  OPTIONAL CAPITAL PROTECTOR FEE(3)



   CONTRACT YEAR                                     ANNUALIZED FEE
   -------------                                     --------------
     0-5......................................            0.65%
     6-10.....................................            0.45%
     11+......................................             none



FOOTNOTES TO THE FEE TABLES



   (1) Withdrawal Charge Schedule (as a percentage of each Purchase Payment) declines over 3 years as follows:

YEARS.......................................................   1     2     3    4+
                                                              7%    6%    5%    0%



   (2) If you do not elect the optional Enhanced Death Benefit, your total separate account annual expenses would be 1.52%.



   (3) The Capital Protector feature is optional and if elected, the fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted from your contract value at the end of the first contract quarter and quarterly thereafter.



       THE FOLLOWING SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING THE TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH OF THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.


                                 PORTFOLIO EXPENSES


           TOTAL ANNUAL UNDERLYING FUND EXPENSES              MINIMUM      MAXIMUM
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
(expenses that are deducted from Underlying Funds of the
  Trusts, including management fees, other expenses and
  service (12b-1) fees, if applicable)                         0.59%        1.90%
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

                      MAXIMUM AND MINIMUM EXPENSE EXAMPLES

These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, the contract maintenance fee, separate account annual expenses, fees for optional features and expenses of the Underlying Funds of the Trusts.

The Examples assume that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the Underlying Funds of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:

MAXIMUM EXPENSE EXAMPLES

(assuming maximum separate account annual expenses of 1.72% (including the Enhanced Death Benefit) and investment in an Underlying Fund with total expenses of 1.90%)



(1) If you surrender your contract at the end of the applicable time period and you elect the optional Enhanced Death Benefit (0.20%) and Capital Protector Rewards (0.65% for years 0-5 and 0.45% for years 6-10) features:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
$1,133   $1,809    $2,197     $4,375
-------------------------------------
-------------------------------------



(2) If you annuitize your Contract at the end of the applicable period:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $345    $1,051    $1,779     $3,703
-------------------------------------
-------------------------------------



(3) If you do not surrender your Contract and you elect the optional Enhanced Death Benefit (0.20%) and Capital Protector (0.65% for years 0-5 and 0.45% for years 6-10) features:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $433    $1,309    $2,197     $4,375
-------------------------------------
-------------------------------------


MINIMUM EXPENSE EXAMPLES

(assuming minimum separate account annual expenses of 1.52% and investment in an Underlying Fund with total expenses of 0.59%)


(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $919    $1,176    $1,159     $2,493
-------------------------------------
-------------------------------------



(2) If you annuitize your Contract at the end of the applicable period:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $214     $661     $1,134     $2,441
-------------------------------------
-------------------------------------



(3) If you do not surrender your Contract and you do not elect any optional features:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $219     $676     $1,159     $2,493
-------------------------------------
-------------------------------------


EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. We converted the contract maintenance fee to a percentage (0.05%). The actual impact of the contract maintenance fee may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the accompanying Trust prospectuses.


2. In addition to the stated assumptions, the Examples also assume separate account charges as indicated and that no transfer fees were imposed.


3. Examples reflecting application of optional features and benefits use the highest fees and charges at which those features are being offered. The fee for the Capital Protector feature is not calculated as a percentage of your daily net asset value but on other calculations more fully described in the prospectus.



4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



   CONDENSED FINANCIAL INFORMATION APPEARS IN APPENDIX A OF THIS PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                      THE POLARIS CHOICE VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.


This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.


The contract is called a "variable" annuity because it allows you to invest in Variable Portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest.


Fixed account options earn interest at a rate set and guaranteed by First SunAmerica. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.


For more information on investment options available under this contract SEE INVESTMENT OPTIONS BELOW.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 3 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your investment representative prior to purchase.

First SunAmerica Life Insurance Company issues the Polaris Choice Variable Annuity. When you purchase a Polaris Choice Variable Annuity, a contract exists between you and First SunAmerica. The Company is a stock life insurance company organized under the laws of the state of New York. Its principal place of business is 733 Third Avenue, New York, New York 10017. The Company conducts life insurance and annuity business in the state of New York. First SunAmerica is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                          PURCHASING A POLARIS CHOICE
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------


An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.


The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES BELOW.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified            $ 2,000              $250
-----------------------------------------------------------
    Non-Qualified          $10,000              $500
-----------------------------------------------------------


We reserve the right to require company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, we reserve the right to require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by First SunAmerica and AIG SunAmerica Life Assurance Company, an affiliate of First SunAmerica, to the same owner to exceed these limits are also subject to company pre-approval. WE RESERVE THE RIGHT TO CHANGE THE AMOUNT AT WHICH PRE-APPROVAL IS REQUIRED, AT ANY TIME.



Once you have contributed at least the minimum initial Purchase Payment, you can establish an automatic payment plan that allows you to make subsequent Purchase Payments of as little as $100.



In addition, we may not issue a contract to anyone age 86 or older on the contract issue date. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company.



If we learn of a misstatement of age we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.



You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.


ALLOCATION OF PURCHASE PAYMENTS


We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS BELOW.



In order to issue your contract, we must receive your completed application, and/or Purchase Payment allocation instructions and any other required paperwork at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:


     - Send your money back to you, or;


     - Ask your permission to keep your money until we get the information necessary to issue the contract.


ACCUMULATION UNITS


When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.


We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;
     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

    EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK


You may cancel your non-replacement contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.



If you decide to cancel your contract during the free look period, generally, we will refund to you the value of your contract on the day we receive your request.



All contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract.


EXCHANGE OFFERS


From time to time, we may offer to allow you to exchange an older variable annuity issued by First SunAmerica or one of its affiliates, for a newer product with more current features and benefits, also issued by First SunAmerica or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.

----------------------------------------------------------------

----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The Variable Portfolios invest in shares of the Trusts listed below. The shares of the Trusts may also be called "Underlying Funds." Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios are only available through the purchase of certain insurance contracts. All Variable Portfolios may not be available to you. Please check with your financial representative.

The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by First SunAmerica, and other affiliated/unaffiliated insurance companies. Neither First SunAmerica nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:


     ANCHOR SERIES TRUST -- CLASS 3


Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed here which are not available for investment under this contract.


     SUNAMERICA SERIES TRUST -- CLASS 3


Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed here which are not available for investment under this contract.


     AMERICAN FUNDS INSURANCE SERIES -- CLASS 2


Capital Research and Management Company is the investment adviser for the American Funds Insurance Series ("AFIS"). AFS offers investment portfolios in addition to those listed here which are not available for investment under this contract.


     LORD ABBETT SERIES FUND, INC. -- CLASS VC


Lord, Abbett & Co. manages over 40 mutual fund portfolios and other advisory accounts. Lord Abbett Series Fund, Inc. ("LASF") contains investment portfolios in addition to those listed here which are not available for investment under this contract.

     NATIONS SEPARATE ACCOUNT TRUST

Various subadvisers provide investment advice for the Nations Separate Account Trust Portfolios. Nations Separate Account Trust ("NSAT") contains investment portfolios in addition to those listed here which are not available for investment under this contract.


     VAN KAMPEN LIFE INVESTMENT TRUST -- CLASS II



Van Kampen Asset Management provides investment advice for the Van Kampen Life Investment Trust ("VKT") Portfolios. Van Kampen Life Investment Trust contains investment portfolios in addition to those listed here which are not available for investment under this contract.

STOCKS:
     MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - Aggressive Growth Portfolio                                        SAST
       - Blue Chip Growth Portfolio                                         SAST
       - "Dogs" of Wall Street Portfolio*                                   SAST
       - Growth Opportunities Portfolio                                     SAST
     MANAGED BY ALLIANCEBERNSTEIN
       - Small & Mid Cap Value Portfolio                                    SAST
     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                          SAST
       - Global Equities Portfolio                                          SAST
       - Growth-Income Portfolio                                            SAST
     MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
       - American Funds Global Growth Portfolio                             AFIS
       - American Funds Growth Portfolio                                    AFIS
       - American Funds Growth-Income Portfolio                             AFIS
     MANAGED BY DAVIS ADVISORS
       - Davis Venture Value Portfolio                                      SAST
       - Real Estate Portfolio                                              SAST

     MANAGED BY FEDERATED EQUITY MANAGEMENT COMPANY

       - Federated American Leaders Portfolio*                              SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT, L.P.
       - Goldman Sachs Research Portfolio                                   SAST
     MANAGED BY LORD, ABBETT & CO.
       - Lord Abbett Series Fund Growth and Income Portfolio                LASF
     MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Nations Marsico Focused Equities Portfolio NSAT
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Massachusetts Investors Trust Portfolio SAST
       - MFS Mid-Cap Growth Portfolio                                       SAST
     MANAGED BY PUTNAM INVESTMENT MANAGEMENT, LLC
       - Emerging Markets Portfolio                                         SAST
       - International Growth & Income Portfolio                            SAST
       - Putnam Growth: Voyager Portfolio                                   SAST

     MANAGED BY TEMPLETON INVESTMENT COUNSEL LLC

       - Foreign Value Portfolio                                            SAST

     MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT


       - International Diversified Equities Portfolio** SAST


       - Technology Portfolio**                                             SAST

       - Van Kampen LIT Comstock Portfolio*                                  VKT
       - Van Kampen LIT Emerging Growth Portfolio VKT
       - Van Kampen LIT Growth and Income Portfolio                          VKT
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
     MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - SunAmerica Balanced Portfolio                                      SAST
     MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                         SAST
     MANAGED BY WM ADVISORS, INC.

       - Asset Allocation Portfolio                                          AST


BONDS:
     MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
       - High-Yield Bond Portfolio                                          SAST

     MANAGED BY FEDERATED INVESTMENT MANAGEMENT COMPANY

       - Corporate Bond Portfolio                                           SAST
     MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                              SAST
     MANAGED BY MACKAY SHIELDS LLC
       - Nations High Yield Bond Portfolio                                  NSAT
     MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
     MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                          SAST

 * "Dogs of Wall Street" Portfolio is an equity fund seeking total return; Federated American Leaders Portfolio is an equity fund seeking growth of capital and income; and Van Kampen LIT Comstock Portfolio is an equity fund, seeking capital growth and income.


** Morgan Stanley Investment Management, Inc., the Subadviser for the
   International Diversified Equities and Technology SAST portfolios, does business in certain instances using the name Van Kampen.


YOU SHOULD READ THE ACCOMPANYING PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS


Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.


There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     - Current Rate: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     - Renewal Rate: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.


When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. We do not contact you. If we do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.



If you take money out of any available multi-year FAGP, before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA does not apply to any available one year fixed account. The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX A SHOWS HOW WE CALCULATE AND APPLY THE MVA.



If available, you may systematically transfer interest earned in available FAGPs into any of the Variable Portfolios on certain periodic schedules offered by us. Systematic transfers count against Your 15 free transfers per year. Systematic transfers may be started, changed or terminated at any time by contacting our Annuity Service Center. Check with your financial representative about the current availability of this service.


All FAGPs may not be available in all states. At any time that we are crediting the guaranteed minimum interest rate specified in your contract to the fixed accounts, we reserve the right to restrict transfers and Purchase Payments into the FAGPs. We may also offer the specific Dollar Cost Averaging Fixed Accounts ("DCAFAs"). The rules, restrictions and operation of the DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING PROGRAM below for more details.


DOLLAR COST AVERAGING FIXED ACCOUNTS


You may invest initial and/or subsequent Purchase Payments in the DCAFAs, if available. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change the DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING PROGRAM below for more information.


ASSET ALLOCATION PROGRAM

  PROGRAM DESCRIPTION

The program, is offered to help you diversify your investment across various asset classes. Each model is comprised of a carefully selected combination of investment options using the various asset classes based on historical asset class performance to meet specific investment time horizons and risk tolerances. The Asset Allocation Program is offered free of charge.

  ENROLLING IN THE PROGRAM


You may enroll in the program by selecting the model as well as any program options on the product application form. If you already own a policy, you must complete and submit a program election form. You and your financial representative may determine the model most appropriate for you. You may discontinue investment in the program at any time with a written request, telephone or internet instructions, subject to our rules.


You may also choose to invest gradually into a model through the dollar cost averaging program. You may only invest in one model at a time. You may invest outside your selected model but only in those Variable Portfolios that are not utilized in the model you selected. A transfer into or out of one of the Variable Portfolios in your model, outside of the specifications in the model will effectively terminate your participation in the program.

  WITHDRAWALS

You may request withdrawals, as permitted by your contract, which will be taken proportionately from each of the allocations in the selected model unless otherwise instructed by you. If you choose to make a non-proportional withdrawal from the Variable Portfolios in the model, your investment may no longer be consistent with the model's intended objectives.

Withdrawals may be subject to a withdrawal charge. Withdrawals may be taxable and a 10% IRS penalty may apply if you are under age 59 1/2.

  ANNUAL RE-EVALUATION


Each year, on or about March 31, the allocations in every model are re-evaluated and updated to assure that the investment objectives remain consistent. The percentage allocations within each model may change and investment options may be added to or deleted from a model as a result of the annual re-evaluation. We will automatically rebalance your investment according to the re-evaluated allocations each year on or about March 31. If you choose not to participate in the re-evaluation part of this program, you must contact the Annuity Service Center. Some broker-dealers require that you consent to the reevaluation each year and will not allow us to automatically rebalance your contract in accordance with the re-evaluated models. Please check with your financial representative to determine the protocol for his/her firm.


  IMPORTANT INFORMATION

Using an asset allocation methodology does not guarantee greater or more consistent returns. Historical market and asset class performance may differ in the future from the historical performance upon which the models are built. Also, allocation to a single asset class may outperform a model, so that you could have been better off in an investment option or options representing a single asset class than in a model. However, such a strategy involves a greater degree of risk because of the concentration of like securities in a single asset class.

The models represent suggested allocations which are provided as general guidance. You should work with your financial representative to assist you in determining if one of the models meets your financial needs, investment time horizon, and is consistent with your risk comfort level. Information concerning the specific models can be obtained from your financial representative.

We have the right to modify, suspend or terminate the Asset Allocation Program at any time.


TRANSFERS DURING THE ACCUMULATION PHASE



During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well. We will process any transfer request as of the day we receive it in good order if the request is received before the New York Stock Exchange ("NYSE") closes, generally at 1:00 p.m. Pacific Time. If the transfer request is received after the NYSE closes, the request will be processed on the next business day.



This product is not designed for professional organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These types of trading strategies can be disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors.



In connection with our efforts to control harmful trading, we may monitor your trading activity. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios and/or available fixed accounts reflect a potentially harmful trading strategy, we reserve the right to take action to protect other investors. Such action may include, but may not be limited to, restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer capability in accordance with state and federal rules and regulations. We will notify you, in writing, if we determine in our sole discretion that we must terminate your transfer privileges. Some of the factors we may consider when determining our transfer policies and/or other transfer restrictions may include, but are not limited to:



- the number of transfers made in a defined period;



- the dollar amount of the transfer;



- the total assets of the Variable Portfolio involved in the transfer;



- the investment objectives of the particular Variable Portfolios involved in your transfers; and/or



- whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.



Subject to our rules, restrictions and policies, you may request transfers of your account value between the Variable Portfolios and/or the available fixed account options by telephone or through AIG SunAmerica's website
(http://www.aigsunamerica.com) or in writing by mail or facsimile.



We allow 15 free transfers per contract per year. We charge $25 ($10 IN PENNSYLVANIA AND TEXAS) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA or Asset Rebalancing programs do not count against your 15 free transfers per contract year.



All transfer requests in excess of 5 transfers within a rolling six-month look-back period must be submitted by United States Postal Service first-class mail ("U.S. Mail") for twelve months from the date of your 5th transfer request. For example, if you made a transfer on February 15, 2004 and within the previous six months (from August 15, 2003 forward) you made 5 transfers including the February 15th transfer, then all transfers made for twelve months after February 15, 2004 must be submitted by U.S. Mail (from February 16, 2004 through February 15, 2005). Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers for the U.S. Mail requirement.



We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



For information regarding transfers during the Income Phase, see INCOME OPTIONS below.



We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.



DOLLAR COST AVERAGING



The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio (source account) or DCAFA to any other Variable Portfolio (target account). Transfers may occur on certain periodic schedules such as monthly or weekly. You may change the frequency to other available options at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100 per transaction, regardless of the source account. FAGPs are not available as target accounts for the DCA program. There is no fee for participating in the DCA program.

We may offer DCAFAs exclusively to facilitate the DCA program for a specified time period. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into the DCAFAs. If you allocate new Purchase Payments into the DCAFA, we transfer all your money into the Variable Portfolios over the selected time period. You cannot change the option once selected.

You may terminate your DCA program at any time. If you terminate your DCA program with money remaining in the DCA fixed accounts, we will transfer the remaining funds to the same target account(s) as previously designated by you, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.


The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.


We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each month from the Cash Management Portfolio to the Aggressive Growth Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
    MONTH            UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM


Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. There is no fee for participating in the Asset Allocation Rebalancing Program.


At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:


     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.


FIXED AND VARIABLE ALLOCATION STRATEGY

This strategy allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the FAGPs and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice. There is no fee for participating in this allocation strategy.

We reserve the right to modify, suspend or terminate this program (in its entirety or any component) at any time for prospectively issued contracts.

VOTING RIGHTS


First SunAmerica is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION


We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

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                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.


Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from certain fixed account options. If you withdraw your entire contract value, we also deduct applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW.



Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. HOWEVER, UPON A FUTURE FULL SURRENDER OF YOUR CONTRACT ANY PREVIOUS FREE WITHDRAWALS WOULD BE SUBJECT TO A SURRENDER CHARGE, IF ANY IS APPLICABLE AT THE TIME OF THE FULL SURRENDER.


Purchase Payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES BELOW. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.


To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty-free earnings and the total invested amount.


The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was not subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.


When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge, less any withdrawals already made during the contract year.



During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount, less any withdrawals already made during the contract year.


After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year, less any withdrawals already made during the contract year.


We calculate charges due on a total withdrawal on the business day after we receive your request and other required paperwork. We return your contract value less any applicable fees and charges.


The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.


For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,

A- (B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (5%)[B x C = $5,000]
D=Your full surrender value ($85,000)


Under most circumstances, the minimum partial withdrawal amount is $1,000. We require that the value left in any Variable Portfolio or fixed account be at least $100 after the withdrawal, and your total contract value must be at least $500. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and/or fixed investment option(s) in which your contract is invested. In the event that a pro rata partial withdrawal would cause the value of any Variable Portfolio or fixed account investment to be less than $100, we will contact you to obtain alternate instructions on how to structure the withdrawal.


Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% federal penalty tax. SEE TAXES BELOW.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.


Additionally, we reserve the right to defer payments for a fixed withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.


SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.


The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.


MINIMUM CONTRACT VALUE


Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.


QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES BELOW for a more detailed explanation. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty.

----------------------------------------------------------------
----------------------------------------------------------------

                            OPTIONAL LIVING BENEFITS

----------------------------------------------------------------
----------------------------------------------------------------


CAPITAL PROTECTOR FEATURE



What is Capital Protector?



The Capital Protector is an optional feature of your variable annuity. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). The Capital Protector may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract.



If you elect the Capital Protector, at the end of the applicable waiting period we will evaluate your contract to determine if a Capital Protector benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Capital Protector benefit payable to you.



How can I elect the feature?



You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature on your contract application. The effective date for this feature will be your contract issue date. Capital Protector is not available if you elect Polaris Income Reward.



The Capital Protector feature may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

Can Capital Protector be Cancelled?



Generally, this feature and its corresponding charge cannot be cancelled or terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, the Capital Protector will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.



How is the benefit calculated?



The Capital Protector is a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:



                                         PERCENTAGE OF PURCHASE PAYMENTS
TIME ELAPSED SINCE                               INCLUDED IN THE
EFFECTIVE DATE                        CAPITAL PROTECTOR BENEFIT CALCULATION
------------------                    -------------------------------------
 0-90 days                                                100%
 91+ days                                                   0%



The Capital Protector benefit calculation is equal to your Capital Protector Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Capital Protector Base is equal to (a) minus (b) where:



     (a) is the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;



     (b) is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value at the time of the withdrawal.



We will allocate any benefit amount contributed to the contract value on the benefit date to the Cash Management portfolio. Any Capital Protector benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as EstatePlus, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor for information concerning your particular circumstances.



What is the Fee for Capital Protector?



Capital Protector is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted from your contract value on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. The full quarterly charge will be deducted at the time of annuitization prior to the end of the waiting period, even though no Capital Protector benefit is payable. Once the feature is terminated, as discussed above, the charge will no longer be deducted.



CONTRACT YEAR                                            ANNUALIZED FEE *
-------------                                            ----------------
 0-5                                                           0.65%
 6-10                                                          0.45%
 11+                                                            none



* As a percentage of your contract value minus Purchase Payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.



What Happens to Capital Protector upon a Spousal Continuation?



If your qualified spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION BELOW.



Important Information



The Capital Protector feature may not guarantee a return of all of your Purchase Payments. If you plan to add subsequent Purchase Payments over the life of your contract, you should know that the Capital Protector would not protect the majority of those payments.



Since the Capital Protector feature may not guarantee a return of all Purchase Payments at the end of the waiting period, it is important to realize that subsequent Purchase Payments made into the contract may decrease the value of the Capital Protector benefit. For example, if near the end of the waiting period your Capital Protector Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your Contract Value to be larger than your Capital Protector Base on your benefit date, you will not receive any benefit even though you have paid for the Capital Protector feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial representative as such activity may reduce the value of this Capital Protector benefit.



We reserve the right to modify, suspend or terminate the Capital Protector feature (in its entirety or any component) at any time for prospectively issued contracts.



We will not assess a fee for any of the Optional Living Benefits upon surrender.


----------------------------------------------------------------
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                                 DEATH BENEFITS
----------------------------------------------------------------
----------------------------------------------------------------


If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select a death benefit option. This contract provides two death benefit options. The first is the Standard Death Benefit which is automatically included in your contract for no additional fee. We also offer, for an additional fee, an enhanced death benefit option. Your death benefit election must be made at the time of contract application and the election cannot be terminated. You should discuss the available options with your financial representative to determine which option is best for you.


We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS BELOW.


You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.



We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:


     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or


     4. any other proof satisfactory to us.



We may require additional proof before we pay the death benefit.



If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION BELOW.



If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.



The death benefit may be paid immediately in the form of a lump sum payment or paid under one of the available Income Options. PLEASE SEE INCOME OPTIONS BELOW. A Beneficiary may also elect to continue the contract and take the death benefit amount in a series of payments based upon the Beneficiary's life expectancy under the Extended Legacy program described below, subject to the applicable Internal Revenue Code distribution requirements. Payments must begin under the selected Income Option or the Extended Legacy program no later than the first anniversary of your death for non-qualified contracts or December 31st of the year following the year of your death for IRAs. Your Beneficiary cannot participate in the Extended Legacy program if your Beneficiary has already elected another settlement option. Beneficiaries who do not begin taking payments within these specified time periods will not be eligible to elect an Income Option or participate in the Extended Legacy program.



EXTENDED LEGACY PROGRAM AND BENEFICIARY CONTINUATION OPTIONS



The Extended Legacy program can allow a Beneficiary to take the death benefit amount in the form of income payments over a longer period of time with the flexibility to withdraw more than the IRS required minimum distribution if they wish. The contract continues in the original owner's name for the benefit of the Beneficiary. Generally, IRS required minimum distributions must be made at least annually over a period not to exceed the Beneficiary's life expectancy as determined in the calendar year after your death. Under Extended Legacy, Beneficiary may withdraw all or a portion of the contract value at any time, name their own beneficiary to receive any remaining unpaid interest in the contract in the event of their death and make transfers among investment options. If the contract value is less than the death benefit amount as of the date we receive satisfactory proof of death and all required paperwork, we will increase the contract value by the amount which the death benefit exceeds contract value. Participation in the program may impact certain features of the contract that are detailed in the Death Claim Form. Please see your financial representative for additional information.



Alternatively to the Extended Legacy program, the Beneficiary may also elect to receive the death benefit under a 5-year option. The Beneficiary may take withdrawals as desired, but the entire contract value must be distributed by the fifth anniversary of your death for Non-qualified contracts or by December 31st of the year containing the fifth anniversary of your death for IRAs. For IRAs, the five-year option is not available if the date of death is after the required beginning date for distributions (April 1 of the year following the year the owner reaches the age of 70 1/2).



For information regarding how the payments are treated for tax purposes, consult your tax advisor regarding tax implications and your particular circumstances.


This contract provides two death benefit options: the Standard Death Benefit, which is automatically included in your contract for no additional fee, and the optional Enhanced Death Benefit. Your death benefit election must be made at the time of contract application and the election cannot be terminated.


DEFINED TERMS


The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.



To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.


STANDARD DEATH BENEFIT

The standard death benefit on your contract is the greater of:

     1. Net Purchase Payments; or


     2. the contract value on the date we receive all required paperwork and satisfactory proof of death.


OPTIONAL ENHANCED DEATH BENEFIT

For an additional fee, you may elect the Maximum Anniversary Value death benefit, which can provide greater protection for your beneficiaries if you die prior to age 90. You must choose this benefit at the time you purchase your contract and you cannot terminate your election at any time. The fee for the enhanced death benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios. This fee is no longer deducted upon the owner's 90th birthday. The enhanced death benefit option is not available if you are age 81 or older at the time of contract issue.

MAXIMUM ANNIVERSARY VALUE OPTION

The death benefit is the greatest of:


     1. the contract value on the date we receive all required paperwork and satisfactory proof of death; or


     2. Net Purchase Payments; or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that anniversary; and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.


If you or your continuing spouse live to be age 90 or older and you had selected the Maximum Anniversary death benefit, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death.


SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. Generally, the Continuing Spouse cannot change any contract provisions as the new owner. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.


Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the contract. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix B. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed account, they will be subject to investment risk as was the original owner.


Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the enhanced death benefit and the available death benefit will be the Standard Death Benefit. If the Continuing Spouse is age 81 or older on the Continuation Date, and if a Continuation Contribution is added to the contract value, the only available death benefit will be the Standard Death Benefit. If the Maximum Anniversary Value optional death benefit was selected and the Continuing Spouse lives to age 90 or older, the death benefit will be the contract value. The fee for the optional Maximum Anniversary Value death benefit will no longer be deducted after the Continuing Spouse's 90th birthday.

The determination of any future death benefits under the Contract will generally be made using the age of the Continuing Spouse on the Continuation Date, if any Continuation Contribution has been made, and the date of the Continuing Spouse's death. If no Continuation Contribution has been made to the contract on the Continuation Date, the age of the spouse on the date of the original contract issue will be used to determine any age-driven benefits, such as future death benefits.

SEE APPENDIX B FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease.

SEPARATE ACCOUNT CHARGES

The Company deducts a Separate Account charge in the amount of 1.52%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.


If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Separate Account Charge is expected to result in a profit. Profit may be used for any legitimate cost or expense including distribution, depending upon market conditions.



WITHDRAWAL CHARGES


The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ABOVE. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 3 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

----------------------------------------------------------------
            YEAR                1        2        3        4+
----------------------------------------------------------------
 WITHDRAWAL CHARGE              7%       6%       5%       0%
----------------------------------------------------------------


When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ABOVE.



Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase. SEE INCOME OPTIONS BELOW.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES
BELOW.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES ABOVE illustrate these charges and expenses. For more detailed information on these investment charges, refer to the accompanying prospectuses for the Trusts.

  12B-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class 3 shares, recaptured brokerage commissions will be used to make payments to AIG SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.25% fee applicable to the Class 3 shares of Anchor Series Trust and SunAmerica Series Trust, the Class II shares of the Van Kampen Life Investment Trust, Class 2 shares of American Funds Insurance Series, and Nations Separate Account Trust are generally used to pay financial intermediaries for services provided over the life of your contract.

For more detailed information on these Investment Charges, refer to the prospectuses for the Underlying Funds.

CONTRACT MAINTENANCE FEE


During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $30 contract maintenance fee from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.



If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.


TRANSFER FEE


Generally, we permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year. SEE TRANSFERS DURING THE ACCUMULATION PHASE ABOVE.



OPTIONAL CAPITAL PROTECTOR FEE



The fee for the Capital Protector feature is as follows:



CONTRACT YEAR                                             ANNUALIZED CHARGE
-------------                                             -----------------
 0-5                                                            0.65%
 6-10                                                           0.45%
 11+                                                             none



The fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted at the end of the first contract quarter and quarterly thereafter from your contract value.



OPTIONAL ENHANCED DEATH BENEFIT FEE


The fee for the optional Enhanced Death Benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED


Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.


First SunAmerica may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

----------------------------------------------------------------
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                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE


During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.


Income payments must begin on or before the Latest Annuity Date. If you do not choose an Annuity Date, your income payments will automatically begin on this date.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS


Currently, this Contract offers five income options. Other income options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to Option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.


     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY


This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.


     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the SAI for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable, and if your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable, unless otherwise elected. If income payments are fixed, First SunAmerica guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS


We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.


If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin; and in most states, if a Non-qualified contract, your gender; and

     - the value of your contract in the Variable Portfolios on the Annuity Date; and

     - the 3.5% assumed investment rate used in the annuity table for the contract; and

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

The value of variable income payments, if elected, is based on an assumed interest rate ("AIR") of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase, and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period. See also ACCESS TO YOUR MONEY, above, for a discussion of when payments from a Variable Portfolio may be suspended or postponed.
----------------------------------------------------------------
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                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------


NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.


ANNUITY CONTRACTS IN GENERAL


The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.



If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.



If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.



TAX TREATMENT OF DISTRIBUTIONS -- NON-QUALIFIED CONTRACTS



If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.



TAX TREATMENT OF DISTRIBUTIONS -- QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(B) ELIGIBLE DEFERRED COMPENSATION PLANS)



Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.



The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.



Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.



MINIMUM DISTRIBUTIONS



Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you separate from service from the employer sponsoring the plan. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.



You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.



Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.



You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.



The IRS issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.



TAX TREATMENT OF DEATH BENEFITS



Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.



Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.



If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth
IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.



CONTRACTS OWNED BY A TRUST OR CORPORATION



A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.



GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT



If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non- Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.



The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.



DIVERSIFICATION AND INVESTOR CONTROL



The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.



The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.



These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

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                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.


When we advertise hypothetical performance for periods prior to the date the Variable Portfolios were first added to the Separate Account, we derive the figures from the performance of the Underlying Funds. We modify these numbers to reflect charges and expenses as if the Variable Portfolio was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of a particular Variable Portfolio.



----------------------------------------------------------------

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                                OTHER INFORMATION
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----------------------------------------------------------------

FIRST SUNAMERICA

First SunAmerica is a stock life insurance company organized under the laws of the state of New York on December 5, 1978.

First SunAmerica and its affiliates, SunAmerica Life Insurance Company, AIG SunAmerica Life Assurance Company, AIG SunAmerica Asset Management Corp., and the AIG Advisors Group, Inc. (comprising six broker-dealers and two investment advisers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

First SunAmerica established the FS Variable Separate Account ("separate account"), under New York law on September 9, 1994. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

First SunAmerica owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by First SunAmerica. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of First SunAmerica. Assets in the separate account are not guaranteed by First SunAmerica.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into First SunAmerica's general account. The general account consists of all of First SunAmerica's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any First SunAmerica contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.


PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT



 PAYMENTS TO BROKER-DEALERS



Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission, only, that may be up to a maximum 7% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 1.50% of contract value, annually. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.



We (or our affiliates) may pay broker-dealers or permitted third parties cash or non-cash compensation, including reimbursement of expenses incurred in connection with the sale of these contracts. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management or longevity of assets invested with us. For example, we may pay additional amounts in connection with contracts that remain invested with us for a particular period of time. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. Promotional incentives may change at any time.



We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract. Certain compensation payments may increase our cost of doing business in a particular firm and may result in higher contractual fees and charges if you purchase your contract through such a firm. See EXPENSES, above.



AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.



 PAYMENTS WE RECEIVE



In addition to amounts received pursuant to established 12b-1 Plans, we may receive compensation of up to 0.50% from the investment advisers, subadvisers or their affiliates of certain of the underlying Trusts and/or portfolios for services related to the availability of the underlying portfolios in the contract. Furthermore, certain advisers and/or subadvisers may offset the costs we incur for training to support sales of the underlying funds in the contract.


ADMINISTRATION


We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-99NY-SUN, if you have any comment, question or service request.


We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as dollar cost averaging, may be confirmed quarterly. Purchase Payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. First SunAmerica and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, nor are they material with respect to the Separate Account.

OWNERSHIP

The Polaris Choice Variable Annuity is a Flexible Payment Individual Deferred Annuity contract.

INDEPENDENT ACCOUNTANTS


The audited financial statements of First SunAmerica Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and the audited financial statements of FS Variable Separate Account at December 31, 2003 and for each of the two years in the period ended December 31, 2003 are incorporated herein by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



REGISTRATION STATEMENT


A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.
----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------


Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 99NY-SUN. The contents of the SAI are tabulated below.


Separate Account................................    3
General Account.................................    3
Performance Data................................    4
Income Payments.................................   10
Annuity Unit Values.............................   10
Taxes...........................................   12
Distribution of Contracts.......................   16
Financial Statements............................   17

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       APPENDIX A - CONDENSED FINANCIALS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                  INCEPTION DATE
                                                                  TO 12/31/2003
                                                                  --------------
ANCHOR SERIES TRUST:
  Capital Appreciation Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $30.893
                                                              (b)   $30.756
        Ending AUV..........................................  (a) $33.529
                                                              (b)   $33.457
        Ending Number of AUs................................  (a) 879
                                                              (b)   124
--------------------------------------------------------------------------------
  Government and Quality Bond Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $16.219
                                                              (b)   $--
        Ending AUV..........................................  (a) $16.588
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,777
                                                              (b)   --
--------------------------------------------------------------------------------
  Growth Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $24.515
                                                              (b)   $--
        Ending AUV..........................................  (a) $26.615
                                                              (b)   $--
        Ending Number of AUs................................  (a) 1,244
                                                              (b)   --
--------------------------------------------------------------------------------
  Natural Resources Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Asset Allocation Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $18.939
                                                              (b)   $--
        Ending AUV..........................................  (a) $20.421
                                                              (b)   $--
        Ending Number of AUs................................  (a) 547
                                                              (b)   --
--------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST:
  Aggressive Growth Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $12.465
                                                              (b)   $--
        Ending AUV..........................................  (a) $12.720
                                                              (b)   $--
        Ending Number of AUs................................  (a) 557
                                                              (b)   --
--------------------------------------------------------------------------------
  Alliance Growth Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $26.094
                                                              (b)   $--
        Ending AUV..........................................  (a) $27.122
                                                              (b)   $--
        Ending Number of AUs................................  (a) 600
                                                              (b)   --
--------------------------------------------------------------------------------
  Blue Chip Growth Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Cash Management Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $12.930
                                                              (b)   $--
        Ending AUV..........................................  (a) $12.878
                                                              (b)   $--
        Ending Number of AUs................................  (a) 879
                                                              (b)   --
--------------------------------------------------------------------------------
(a) Without election of Estate Advantage
(b) With election of Estate Advantage
AUV - Accumulation Unit Value
AU - Accumulation Units
* As of 12/31/03, there was no inception date for this portfolio

                                                                  INCEPTION DATE
                                                                  TO 12/31/2003
                                                                  --------------
  Corporate Bond Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $15.405
                                                              (b)   $--
        Ending AUV..........................................  (a) $16.174
                                                              (b)   $--
        Ending Number of AUs................................  (a) 651
                                                              (b)   --
--------------------------------------------------------------------------------
  Davis Venture Value Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $24.862
                                                              (b)   $24.748
        Ending AUV..........................................  (a) $28.069
                                                              (b)   $28.000
        Ending Number of AUs................................  (a) 996
                                                              (b)   148
--------------------------------------------------------------------------------
  "Dogs" of Wall Street Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Emerging Markets Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Federated American Leaders Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Foreign Value Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $10.994
                                                              (b)   $--
        Ending AUV..........................................  (a) $12.463
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,641
                                                              (b)   --
--------------------------------------------------------------------------------
  Global Bond Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Global Equities Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Goldman Sachs Research Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $5.828
                                                              (b)   $--
        Ending AUV..........................................  (a) $6.224
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,094
                                                              (b)   --
--------------------------------------------------------------------------------
  Growth-Income Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
(a) Without election of Estate Advantage
(b) With election of Estate Advantage
AUV - Accumulation Unit Value
AU - Accumulation Units
* As of 12/31/03, there was no inception date for this portfolio

                                                                  INCEPTION DATE
                                                                  TO 12/31/2003
                                                                  --------------
  Growth Opportunities Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $4.379
                                                              (b)   $--
        Ending AUV..........................................  (a) $4.557
                                                              (b)   $--
        Ending Number of AUs................................  (a) 1,561
                                                              (b)   --
--------------------------------------------------------------------------------
  High-Yield Bond Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $13.700
                                                              (b)   $--
        Ending AUV..........................................  (a) $14.978
                                                              (b)   $--
        Ending Number of AUs................................  (a) 657
                                                              (b)   --
--------------------------------------------------------------------------------
  International Diversified Equities Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $8.018
                                                              (b)   $--
        Ending AUV..........................................  (a) $9.286
                                                              (b)   $--
        Ending Number of AUs................................  (a) 3,004
                                                              (b)   --
--------------------------------------------------------------------------------
  International Growth & Income Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $9.552
                                                              (b)   $--
        Ending AUV..........................................  (a) $11.204
                                                              (b)   $--
        Ending Number of AUs................................  (a) 111
                                                              (b)   --
--------------------------------------------------------------------------------
  MFS Massachusetts Investors Trust Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $16.904
                                                              (b)   $--
        Ending AUV..........................................  (a) $17.969
                                                              (b)   $--
        Ending Number of AUs................................  (a) 416
                                                              (b)   --
--------------------------------------------------------------------------------
  MFS Mid Cap Growth Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $9.044
                                                              (b)   $--
        Ending AUV..........................................  (a) $9.392
                                                              (b)   $--
        Ending Number of AUs................................  (a) 1,952
                                                              (b)   --
--------------------------------------------------------------------------------
  MFS Total Return Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $21.494
                                                              (b)   $21.361
        Ending AUV..........................................  (a) $22.797
                                                              (b)   $22.721
        Ending Number of AUs................................  (a) 493
                                                              (b)   183
--------------------------------------------------------------------------------
  Putnam Growth: Voyager Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Real Estate Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $14.502
                                                              (b)   $--
        Ending AUV..........................................  (a) $16.050
                                                              (b)   $--
        Ending Number of AUs................................  (a) 159
                                                              (b)   --
--------------------------------------------------------------------------------
  Small & Mid Cap Value Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $12.073
                                                              (b)   $--
        Ending AUV..........................................  (a) $13.588
                                                              (b)   $--
        Ending Number of AUs................................  (a) 1,262
                                                              (b)   --
--------------------------------------------------------------------------------
(a) Without election of Estate Advantage
(b) With election of Estate Advantage
AUV - Accumulation Unit Value
AU - Accumulation Units
* As of 12/31/03, there was no inception date for this portfolio

                                                                  INCEPTION DATE
                                                                  TO 12/31/2003
                                                                  --------------
  SunAmerica Balanced Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
  Technology Portfolio*
        Beginning AUV.......................................  (a) $--
                                                              (b)   $--
        Ending AUV..........................................  (a) $--
                                                              (b)   $--
        Ending Number of AUs................................  (a) --
                                                              (b)   --
--------------------------------------------------------------------------------
NATIONS SERIES TRUST:
  High Yield Bond Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $12.119
                                                              (b)   $12.048
        Ending AUV..........................................  (a) $13.134
                                                              (b)   $13.098
        Ending Number of AUs................................  (a) 8
                                                              (b)   8
--------------------------------------------------------------------------------
  Marsico Focused Equities Portfolio (Inception
    Date -- 09/03/03)
        Beginning AUV.......................................  (a) $8.797
                                                              (b)   $8.754
        Ending AUV..........................................  (a) $9.418
                                                              (b)   $9.401
        Ending Number of AUs................................  (a) 11
                                                              (b)   11
--------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST:
  Comstock Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $9.595
                                                              (b)   $9.472
        Ending AUV..........................................  (a) $10.504
                                                              (b)   $10.504
        Ending Number of AUs................................  (a) 3,363
                                                              (b)   396
--------------------------------------------------------------------------------
  Emerging Growth Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $8.362
                                                              (b)   $--
        Ending AUV..........................................  (a) $8.755
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,821
                                                              (b)   --
--------------------------------------------------------------------------------
  Growth and Income Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $10.067
                                                              (b)   $--
        Ending AUV..........................................  (a) $11.056
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,916
                                                              (b)   --
--------------------------------------------------------------------------------
LORD ABBETT TRUST:
  Growth and Income Portfolio (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $9.688
                                                              (b)   $--
        Ending AUV..........................................  (a) $10.556
                                                              (b)   $--
        Ending Number of AUs................................  (a) 8,451
                                                              (b)   --
--------------------------------------------------------------------------------
AMERICAN FUNDS:
  Global Growth Fund (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $13.018
                                                              (b)   $--
        Ending AUV..........................................  (a) $14.590
                                                              (b)   $--
        Ending Number of AUs................................  (a) 2,086
                                                              (b)   --
--------------------------------------------------------------------------------
(a) Without election of Estate Advantage
(b) With election of Estate Advantage
AUV - Accumulation Unit Value
AU - Accumulation Units
* As of 12/31/03, there was no inception date for this portfolio

                                                                  INCEPTION DATE
                                                                  TO 12/31/2003
                                                                  --------------
  Growth Fund (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $13.693
                                                              (b)   $13.636
        Ending AUV..........................................  (a) $14.667
                                                              (b)   $14.629
        Ending Number of AUs................................  (a) 2,718
                                                              (b)   284
--------------------------------------------------------------------------------
  Growth and Income Fund (Inception Date -- 09/03/03)
        Beginning AUV.......................................  (a) $13.087
                                                              (b)   $--
        Ending AUV..........................................  (a) $14.197
                                                              (b)   $--
        Ending Number of AUs................................  (a) 3,297
                                                              (b)   --
--------------------------------------------------------------------------------
(a) Without election of Estate Advantage
(b) With election of Estate Advantage
AUV - Accumulation Unit Value
AU - Accumulation Units
* As of 12/31/03, there was no inception date for this portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The information in this Appendix applies only if you take money out of a FAGP (with a duration longer than 1 year) before the end of the guarantee period.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.


Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.

The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:

                            [(1+I/(1+J+L)](N/12) - 1
  where:

        I is the interest rate you are earning on the money invested in the FAGP;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;

        N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

        L is 0.005 (some states require a different value; see your contract)
  We do not assess an MVA against withdrawals under the following circumstances:
  - If a withdrawal is made within 30 days after the end of a guarantee period;
  - If a withdrawal is made to pay contract fees and charges;
  - To pay a death benefit; and
  - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee periods available or Surrender Charges applicable under your contract.
The examples below assume the following:
     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;
     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N = 18);
     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and
     (4) Your contract was not issued in a state where L = 0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is = [(1+I/(1+J+0.005)](N/12) - 1
                  = [(1.05)/(1.04+0.005)](18/12) - 1
                  = (1.004785)(1.5) - 1
                  = 1.007186 - 1
                  = +0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES
Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is = [(1+I)/(1+J+0.005)](N/12) - 1
                  = [(1.05)/(1.06+0.005)](18/12) - 1
                  = (0.985915)(1.5) - 1
                  = 0.978948 - 1
                  = -0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (-0.021052) = -$84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I)/(I+J+0.005)](N/12) - 1
                  = [(1.05)/(1.04+0.005)](18/12) - 1
                  = (1.004785)(1.5) - 1
                  = 1.007186 - 1
                  = +0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                         $3,760 X (+0.007186) = +$27.02
$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES
Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I)/(I+J+0.005)](N/12) - 1
                  = [(1.05)/(1.06+0.005)](18/12) - 1
                  = (0.985915)(1.5) - 1
                  = 0.978948 - 1
                  = -0.021052

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:
                         $3,760 X (-0.021052) = -$79.16

$79.16 represents the negative MVA that would be deducted from the withdrawal.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH


     If the Standard Death Benefit is applicable upon the Continuing Spouse's death we will pay the beneficiary the greater of:


     1. Net Purchase Payments; or


     2. The contract value at the time we receive all required paperwork and satisfactory proof of death.


ENHANCED DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH


     If the Enhanced Death Benefit is applicable upon the Continuing Spouse's death, we will pay the Beneficiary this death benefit.


     MAXIMUM ANNIVERSARY VALUE:

     If the continuing Spouse is younger than age 90 at the time of death, the death benefit is the greatest of:

          a. Continuation Net Purchase Payments; or


          b. The contract value at the time we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or


          c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary, reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.


If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death.


WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Choice Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip

Date:  ------------------------------  Signed:  ------------------------------

   Return to: First SunAmerica Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                     Part II
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


             SEC registration fee..........................  $     970.80
             Printing and engraving........................  $  50,000.00
             Legal fees and expenses.......................  $  10,000.00
             Rating agency fees............................  $   7,500.00
             Miscellaneous.................................  $  10,000.00
                                                             ------------
                  Total....................................  $  78,470.80


Item 15. Indemnification of Directors and Officers.

      Section 719 of the Business Corporation Law of the State of New York permits the indemnification of directors, officers, employees and agents of New York corporations. Section 10 of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of New York, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent.

Item 16. Exhibits and Financial Statements Schedules.


  Exhibit No.            Description
  -----------            -----------
(1)               Underwriting Agreement                                                                   *
(2)               Plan of Acquisition, Reorganization, Arrangement, Liquidation
                  or Succession                                                                            N/A
(4)    (a)        Flexible Premium Individual Modified Guaranteed and Variable
                  Annuity Contract                                                                         **
       (b)        Individual Modified Guaranteed and Variable Annuity
                  Application                                                                              **
(5)               Opinion of Counsel re: Legality                                                          **
(8)               Opinion re Tax Matters                                                                   N/A
(9)               Voting Trust Agreement                                                                   N/A
(12)              Statement re Computation of Ratios                                                       N/A
(15)              Letter re Unaudited Financial Information                                                N/A
(23)   (a)        Consent of Independent Accountants                                                       Filed Herewith
       (b)        Consent of Attorney                                                                      **
(24)              Powers of Attorney
       (a)        August 2003                                                                              **
       (b)        September 2003                                                                           Filed Herewith
       (c)        October 2003                                                                             Filed Herewith
       (d)        November 2003                                                                            Filed Herewith
(25)              Statement of Eligibility of Trustee                                                      N/A
(26)              Invitation for Competitive Bids                                                          N/A


* Filed January 20, 1998, Post-Effective Amendment 7 to the Registration Statement on File No. 33-85016, accession number 0000950148-98-000074.

** Incorporated by Reference to Form S-3 Registration Statement No. 333-108415 filed August 29, 2003, Accession No. 0001193125-03-044031.

Item 17. Undertakings.

      The undersigned registrant, First SunAmerica Life Insurance Company, hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement File No. 333-108415 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 16th day of April, 2004.


                                    FIRST SUNAMERICA LIFE INSURANCE
                                    COMPANY (Registrant)

                                    By: /s/ Jay S. Wintrob
                                        ----------------------------------------
                                        Jay S. Wintrob, Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.


SIGNATURE                                      TITLE                       DATE
--------------------------------------------------------------------------------------
JAY S. WINTROB*                       Chief Executive Officer,         April 16, 2004
-----------------------------           President & Director
Jay S. Wintrob                     (Principal Executive Officer)

BRUCE R. ABRAMS*                             Director                  April 16, 2004
-----------------------------
Bruce R. Abrams


M. BERNARD AIDINOFF*                         Director                  April 16, 2004
-----------------------------
M. Bernard Aidinoff

JAMES R. BELARDI*                            Director                  April 16, 2004
-----------------------------
James R. Belardi

MARION E. FAJEN*                             Director                  April 16, 2004
-----------------------------
Marion E. Fajen

PATRICK J. FOLEY*                            Director                  April 16, 2004
-----------------------------
Patrick J. Foley

MARC H. GAMSIN*                              Director                  April 16, 2004
-----------------------------
Marc H. Gamsin

CECIL C. GAMWELL III*                        Director                  April 16, 2004
-----------------------------
Cecil C. Gamwell III


N. SCOTT GILLIS*                             Director,                 April 16, 2004
-----------------------------          Senior Vice President &
N. Scott Gillis                        Chief Financial Officer
                                    (Principal Financial Officer)

JANA W. GREER*                               Director                  April 16, 2004
-----------------------------
Jana W. Greer

JACK R. HARNES*                              Director                  April 16, 2004
-----------------------------
Jack R. Harnes

DAVID L. HERZOG*                             Director                  April 16, 2004
-----------------------------
David L. Herzog

JOHN I. HOWELL*                              Director                  April 16, 2004
-----------------------------
John I. Howell

CHRISTINE A. NIXON*                          Director                  April 16, 2004
-----------------------------
Christine A. Nixon

ERNEST T. PATRIKIS*                          Director                  April 16, 2004
-----------------------------
Ernest T. Patrikis

STEWART R. POLAKOV*             Senior Vice President & Controller     April 16, 2004
-----------------------------     (Principal Accounting Officer)
Stewart R. Polakov

*/s/ MALLARY REZNIK                      April 16, 2004
-----------------------------
Mallary Reznik
Attorney-In-Fact

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION


(23) (a)      Consent of Independent Accounts
(24) (b)      Power of Attorney -- September 2003
     (c)      Power of Attorney -- October 2003
     (d)      Power of Attorney -- November 2003